                                                                EXHIBIT 10.10


            SHAREHOLDERS AGREEMENT OF FRANKLIN HOLDING COMPANY, INC.

                  This Shareholders Agreement (this "Agreement"), dated as of the 1st day of June, 2001, is entered into by and among MERCER MUTUAL INSURANCE COMPANY, a Pennsylvania corporation ("Mercer"), H. THOMAS DAVIS ("Davis"), and FRANKLIN HOLDING COMPANY, INC., a Delaware corporation (the "Company").

                                   Background

                  Mercer has entered into a stock purchase agreement (the "Stock Purchase Agreement") with Davis and the Company, dated April 6, 2001 for the purchase of 102,900 shares of Class A voting common stock, $0.10 par value per share, of the Company ("Class A Stock") and options to acquire 295,000 shares of Class B non-voting stock, $0.10 par value per share, of the Company ("Class B Stock").

                  A condition to the obligations of the parties under the Stock Purchase Agreement, pursuant to Section 7.1 (d) thereof, is the mutual execution of this Agreement by Mercer, the Company and Davis, the controlling stockholder of the Company.

                  Desiring Mercer's purchase of the Class A Stock and the options to acquire Class B Stock pursuant to the terms of the Stock Purchase Agreement, Davis is willing to enter into this Agreement.

                  NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants hereinafter contained, and intending to be legally bound thereby, the parties hereto agree as follows:

                               Certain Definitions

                  "Affiliate" with respect to any Person (other than Davis) means a Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the person specified, as well as, with respect to Davis only, any transferee who received Davis Stock in an Exempt Transaction.

                  "Class A Stock" has the meaning set forth in the background hereof.

                  "Class B Stock" has the meaning set forth in the background hereof.

                  "Company Quarterly Net Income" means the consolidated net income of the Company for such calendar quarter determined in accordance with GAAP.

                  "Company Quarterly ROI Factor" means, for any particular calendar quarter, a fraction (expressed as a decimal) the numerator of which is the Company Quarterly Net Income for such quarter and the denominator of which is the sum of (i) $5,050,920, and (ii) the qualified amount of cash or the fair value of any property hereafter invested in shares of the capital stock of the Company or contributed to the capital accounts of the Company. For purposes of this definition, the qualified amount of any investment or contribution shall be any amount invested or contributed to the Company by Mercer or an Affiliate of Mercer with the knowledge and consent of Davis, including his consent to the determination of the fair market value of any property contributed or invested.

                  "Company Aggregate ROI Factor" means, as of the date of determination, the sum of each Company Quarterly ROI Factor for the period beginning with the calendar quarter that starts on July 1, 2001, and ending with the last full calendar quarter immediately preceding the date of determination.

                  "Davis Options" means all options for Class B Stock held by Davis.

                  "Davis Shares" means all shares of Class A Stock and Class B Stock and all Davis Options at any time issued to Davis.

                  "Disability" means a mental or physical disability, incapacity or incompetence of an individual that either (a) renders such individual permanently disabled so that such individual is prevented from properly performing the duties previously performed by such individual as certified by a physician selected by the Company within thirty (30) days of such disability, incapacity or incompetence, such certification to be determined within ten (10) days of selection; or (b) has prevented such individual from properly performing a major portion of the duties performed by such individual prior to such disability, incapacity or incompetence for a period of six (6) consecutive months or for shorter periods aggregating nine (9) months or more in any 12 month period; or (c) causes the appointment of a guardian for such individual which would restrict such individual's ability to act on his own.

                  "Exempt Transaction" means: (i) a transfer by Davis of any Davis Shares to a family member or to a trust for the benefit of Davis and/or a family member, or transfers among such family members or trusts, (ii) a transfer of Davis Shares under Davis' or a family member's last will and testament or, in the absence of a last will and testament, as a consequence of the laws of descent, (iii) a transfer of Davis Shares to an entity owned solely by Davis and/or any of the transferees described in clause (i) or (ii) above, but only for so long as such entity is so owned, (iv) a transfer of Davis Shares resulting from a divorce decree, divorce settlement, or the laws of equitable distribution in divorce, or (v) a transfer effected by Davis' grant of an encumbrance to any lender providing purchase money financing to Davis for the purchase of Davis Shares or to the successors or assigns of such lender.

                  "GAAP" means generally accepted accounting principles, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entities as may be approved by a significant segment of the accounting profession of the United States of America.

                  "Mercer Quarterly Net Income" means the consolidated net income of Mercer for such calendar quarter before policyholder dividends, determined in accordance with GAAP.

                  "Mercer Quarterly ROE Factor means, for any particular calendar quarter, a fraction (expressed as a decimal) the numerator of which is the Mercer Quarterly Net Income for such quarter and the denominator of which is the surplus of Mercer at the commencement of such calendar quarter determined in accordance with GAAP.

                  "Mercer Aggregate ROE Factor" means, as of the date of determination, the sum of each Mercer Quarterly ROE Factor for the period beginning with the calendar quarter that starts on July 1, 2001, and ending with the last full calendar quarter immediately preceding the date of determination.

                  "Person" means any natural person or individual, trustee, corporation, general or limited partnership, limited liability company or partnership, joint venture, joint stock company, bank, firm, governmental entity, trust, association, organization or unincorporated entity of any kind.

                  "Stock Purchase Agreement" has the meaning set forth in the background hereof.

                  "Transfer" means, collectively, any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings for general assignees for the benefit of creditors, whether voluntary or by operation of law, indirectly or indirectly.

                               Terms of Agreement

                  1. Restricted Period. During the period beginning on the date hereof and ending on the second anniversary hereof (the "Restricted Period"), neither Davis, nor any of his Affiliates, shall Transfer any Davis Shares to any Person other than Mercer, other than pursuant to an Exempt Transaction or except in accordance with the terms of this Agreement. Any purported Transfer of Davis Shares in violation of the terms of this Agreement shall be void. In the event of a Transfer pursuant to an Exempt Transaction, Davis shall provide written notice thereof to Mercer and the Company not later than the effective date of such Exempt Transaction.

                  2.       Right of First Refusal.

                           (a)      Offer to Purchase. If, at any time after the
Restricted Period, Davis desires to Transfer any Davis Shares to any Person (the "Proposed Transferee") other than pursuant to an Exempt Transaction, and has received a bona fide written offer (the "Bona Fide Offer") from such Proposed Transferee to purchase such Davis Shares, Davis shall submit a written offer (the "Offer") to sell such Davis Shares (the "Offered Shares") to Mercer on terms and conditions, including price, not less favorable to Mercer than those on which Davis proposes to Transfer such Offered Shares to the Proposed Transferee.

                           (i) The Offer shall disclose the identity of the
Proposed Transferee, the number of Offered Shares proposed to be Transferred, and the terms and conditions, including price, of the proposed Transfer, and shall be accompanied by a copy of the Bona Fide Offer. The Offer shall further state that Mercer may acquire, in accordance with the provisions of this Agreement, all, but not less than all, of the Offered Shares for the price and upon the other terms and conditions, including deferred payment (if applicable), of the proposed Transfer to the Proposed Transferee set forth therein.

                           (ii) If the purchase price to be paid by the Proposed
Transferee is to be payable in property other than in cash, Mercer shall have the right to pay the purchase price in the form of cash in an amount equal to the fair market value (as determined in good faith by

[____________]) of such non-cash property. In the event of any dispute between Davis and Mercer regarding the determination of the fair market value of non-cash property, at the request of either of them, the Company shall engage a consulting or investment banking firm selected by the Board of Directors of the Company and approved by Davis and Mercer to prepare an independent appraisal of the fair market value of such property, which appraisal shall be binding. The expense of any appraisal by such a consulting or investment banking firm shall be borne by the Company.

                           (b)      Exercise of Purchase Right by Company. If
Mercer desires to purchase all of the Offered Shares, Mercer shall deliver a written notice of its election to purchase such Offered Shares to Davis, which shall be delivered in person or mailed to Davis within 30 days of the date of receipt by Mercer of the Offer. Such notice, when taken in conjunction with the Offer, shall be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares to Mercer on the terms of the Offer as set forth in Section 2 (a) hereof. The closing of the sale of Offered Shares to Mercer pursuant to this Section 2 (b) shall be made at the offices of the Company on such date as may be agreed by Mercer and Davis but no later than the 60th day following the date the Offer is received by Davis (or if such 60th day is not a business day, then on the next succeeding business day). Such sale shall be effected by Davis' delivery to Mercer of a certificate or certificates evidencing the Offered Shares, duly endorsed for Transfer to Mercer, against payment to Davis of the purchase price by Mercer. The exercise or non-exercise by Mercer of its rights pursuant to this Section 2 shall be without prejudice to its rights under this Section 2 with respect to any future sales of Offered Shares.

                           (c)      Transfer of Offered Shares to Proposed
Transferee. If Mercer does not purchase all of the Offered Shares, the Offered Shares may be Transferred by Davis at any time within 150 days after the date the Offer was made to Davis. Any such Transfer shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer subject to the provisions of this Section 2 (c). Davis shall provide written notice of such sale (the "Notice") to the Company and Mercer not later than the date of sale. Any Offered Shares not Transferred within the 150 day period shall again be subject to the requirements of a prior offer pursuant to this Section 2. If Offered Shares are Transferred pursuant to this Section 2 to any purchaser who is not a party to this Agreement, the Offered Shares so Transferred shall no longer be subject to any of the restrictions imposed by this Agreement.

                  3. Exchange Rights. In the event of a conversion of Mercer from the mutual form of organization to the stock form of organization, including the simultaneous acquisition of Mercer by a publicly traded company (the Publicly Traded Acquirer), or any similar transaction (collectively, a "Conversion"), Davis shall have the right to exchange any and all of the Davis Shares for such number of shares ( the "Exchange Shares") of registered voting common stock of Mercer or the Publicly Traded Acquirer (the "Share Exchange") as determined in accordance with this Section 3(a), by notifying Mercer of his intent on or before the later of the 30th day after the receipt by Davis of :
(i) a final prospectus forming a part of a registration statement declared effective under the Securities Act of 1933, as amended, or (ii) any supplement to such prospectus. In exchange for the Davis Shares, Davis shall receive, and Mercer shall, or Mercer shall cause the Publicly Traded Acquirer to, issue to Davis such number of Exchange Shares that equals the product of (i) the number of Davis Shares and (ii) the Share Value per share (as defined in Section 6 hereof) divided by the initial price to the public of the common stock of Mercer or Publicly Traded Acquirer as the case may be. If Davis fails to provide timely notice of his intent or indicates in such notice that Davis does not intend to exercise his right to the Share Exchange, Mercer shall have the right to compel the Share Exchange, by providing written notice thereof to Davis not later than 60 days prior to the closing of the Conversion. In such event, Davis shall cooperate in the Share Exchange by executing such documents and taking such other actions, in a timely manner, as may be required to complete the Share Exchange simultaneously with the closing of the Conversion.

                  4. Davis' Put Right. Davis or his personal representative, as applicable, shall have the right to require Mercer to purchase, and Mercer shall be obligated to purchase, the Davis Shares ("Put") at the Share Value per share, (a) at any time on or after September 3, 2007, or (b) prior to such date, in the event of (i) his death or Disability, (ii) the expiration of the employment agreement between Mercer and Davis (unless immediately renewed and continued) or the termination (except as a result of his resignation without good reason or termination for cause) of his employment with Mercer or (iii) the acquisition, merger, consolidation, or reorganization of Mercer in a transaction not described in Section 3 with any public or private company or with a mutual company if, after such event, the individuals who, immediately before such acquisition, merger, consolidation, or reorganization, were members of the Mercer Board of Directors, do not continue to constitute at least a majority of the board of directors of the surviving entity. To exercise such Put right, Davis or his personal representative, as applicable, shall give written notice thereof to Mercer. In the case of an event described in clause (b) of this Section, such notice shall describe such event with specificity and be given not more than 90 days after the event giving rise to the Put right. The closing of such transaction shall occur at a place and at a time mutually agreeable to the Parties but in no event shall the time of closing be later that 60 days after the date of notice. If the Parties cannot agree on the place for closing, such place shall be the principal place of business of the Company at such time.

                  5. Mercer's Call Right. Mercer shall have the right to purchase, and Davis or his personal representative, as applicable, shall be obligated to sell, any Davis Shares ("Call") at the Share Value per share, (a) at any time on or after September 3, 2007, or (b) in the event Davis resigns his employment with Mercer during the three (3) year period beginning as of the date hereof without good reason. To exercise such Call right, Mercer shall give written notice thereof to Davis or his personal representative. In the case of an event described in clause (b) of this Section, such notice shall describe such event with specificity and be given not more than 30 days after the event giving rise to the Call right. The closing of such transaction shall occur at a place and at a time mutually agreeable to the Parties but in no event shall the time of closing be later that 60 days after the date of notice. If the Parties cannot agree on the place for closing, such place shall be the principal place of business of the Company at such time.

                  6. Determination of Value. In determining either (a) the consideration payable to Davis in the event of a Put or a Call, or (b) the number of Exchange Shares to be exchanged in connection with the Conversion, or
(c) the amount of cash, securities or combination thereof to be received by Davis in connection with the Merger, as applicable, the total amount of consideration to be received by Davis shall be equal, in the aggregate, to the value of the Davis Shares (the "Share Value") sold or exchanged, as applicable. The Share Value per share of the Davis Shares, as of any date, shall equal the greatest of:

                           (a)      the product of (x) $10.00 and (y) the sum of
(i) 1.00 and (ii) the Company Aggregate ROI Factor,

                           (b)      the product of (x) $10.00 times (y) the sum
of (i) 1.00 and (ii) the Mercer Aggregate ROE Factor, or

                           (c)      $10.00.

         The Share Value shall be determined (A) in the case of the Merger, as of the effective date thereof, (B) in the case of the Share Exchange, as of the effective date of the Conversion, and (C) in the case of a Put or Call, as of the date of the event giving rise to such Put or Call, as applicable. By way of example only, Exhibit 1, attached hereto and made a part hereof, sets forth the method for calculating the Share Value per share of Davis Shares.

                  7. Special Provisions Concerning Davis Options. In the event that any unexercised Davis Options are subject to a Share Exchange, Share Conversion, Put or Call, Davis may exercise such Davis Options to purchase shares of Class B Stock not later than immediately prior to, or concurrently with, the closing of such event; provided that any Davis Options not so exercised shall nevertheless be deemed to have been exercised on a net basis as of the time immediately prior to the closing of such event. By way of example only, if Davis holds options for 295,000 shares of stock with an option exercise price of $10.00 per share, and the Share Value of the stock is $15.00 per share, then Davis shall be entitled, on a net basis, to the issuance of 147,500 shares of stock without payment by Davis (i.e. [295,000 X ($15.00-$10.00)/$10.00] =
147,500 shares). Such "net" shares shall then be subject to the Share Exchange, Share Conversion, Put or Call, as applicable. Subject to customary antidilution provisions that will be set forth in an amended option agreement, in no event shall Davis be entitled to the issuance of shares on a "net basis" that is in excess of the number of shares that may be acquired pursuant to outstanding Davis Options.

                  8. Injunction; Specific Performance. Because of the unique character of the securities of the Company and the important business purposes underlying this Agreement, each Party acknowledges that he or it will be irreparably damaged in the event this Agreement is not specifically enforced. If any dispute arises concerning the Transfer of any securities of the Company, an injunction may be issued restraining that sale or disposition until the controversy has been resolved. If any controversy arises concerning a right or obligation to purchase or sell any securities of the Company, that right or obligation may be enforced in a court of equity by a decree of specific performance. However, that remedy shall be cumulative and not exclusive, enforceable singly, alternatively, successively or concurrently.

                  9. Election of Mercer and Davis Directors. Concurrently with the execution of this Agreement and the closing of the transactions contemplated by the Stock Purchase Agreement, the existing directors of the Company and its Subsidiary will tender their resignations and Davis and Mercer hereby agree to elect a Board of Directors of the Company and its Subsidiary that shall consist of the existing directors of Mercer, Davis and one additional director designated by Davis. In addition, concurrently with the closing of the transactions contemplated by the Stock Purchase Agreement, Mercer hereby agrees to elect Davis a director of Mercer and each of its subsidiaries. For so long as Davis and Mercer each continue to own any Class A Shares, they hereby agree to elect: (i) Davis and his designee to the Board of Directors of the Company and its Subsidiary, (ii) Davis to the Board of Directors of Mercer and each of its subsidiaries, and (iii) the nominees designated by Mercer for election to the Board of Directors of the Company and its Subsidiary. After closing under the Stock Purchase Agreement and for so long as Davis and Mercer each continue to own any Class A Shares, Davis hereby agrees not to take any action to expand the size of the Board of Directors of the Company without the concurrence of Mercer.

                  10. Termination of Agreement. All of the provisions of this Agreement, shall terminate on the date the Company is required to file reports with respect to any class of its common stock with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, except with respect to any notices issued prior to that date under the provisions of this Agreement.

                  11. Shares to Bear Legend. All certificates evidencing Davis Shares (whether now outstanding or hereafter issued) shall bear the following conspicuous legend:

                  "This stock certificate and the shares represented hereby are held subject to the terms, covenants and conditions of an agreement dated June 1, 2001, by and among the Company and certain of its stockholders, as it may be amended or restated from time to time, and may not be transferred or disposed of except in accordance with the terms and conditions thereof. A copy of such agreement is on file and may be inspected at the offices of the Company. These securities have not been registered under the Securities

         Act of 1933, as amended, or any state securities law, including the Pennsylvania Securities Act of 1972. These securities may not be transferred in the absence of an effective registration statement or an opinion from counsel to the Company that registration is not required."

                  12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, legatees, successors and assigns.

                  13. Amendments. The provision of this Agreement, including the provisions of this sentence, may be amended, modified or supplemented only by a written instrument executed by (i) holders of at least a majority of Davis Shares, and (ii) Mercer.

                  14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                  15. Interpretation. The headings of the sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement.

                  16. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery services, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                           if to Mercer, to:

                           Mercer Mutual Insurance Company
                           Route 31 North
                           Pennington, New Jersey
                           Attention: Andrew R. Speaker, President and Chief
                                      Executive Officer
                           Facsimile No.: 609-737-8719
                           Telephone No.: 609-737-0426
                           with a copy to:

                           Stevens & Lee
                           1275 Drummers Lane
                           P.O. Box 236
                           Wayne, Pennsylvania 19087-0236
                           Attention: Jeffrey P. Waldron
                           Facsimile No.: 610-687-1384
                           Telephone No.: 610-293-4961

                           to the Company, to:

                           Franklin Holding Company, Inc.
                           214 East Church Street
                           Lock Haven, Pennsylvania 17745
                           Facsimile No.: 717-570-6655
                           Telephone No.: 717-570-3234

                           with a copy to:

                           Rosenn, Jenkins & Greenwald, LLP
                           15 South Franklin Street
                           Wilkes-Barre, Pennsylvania 18711
                           Attention: Bruce C. Rosenthal, Esquire
                           Facsimile No.: 570-826-5640
                           Telephone No.: 570-826-5643

                           if to Davis, to:

                           H. Thomas Davis
                           Franklin Insurance Company
                           214 East Church Street
                           Suite 100
                           Lock Haven, Pennsylvania 17743

                           with a copy to:

                           Rosenn, Jenkins & Greenwald, LLP
                           15 South Franklin Street
                           Wilkes-Barre, Pennsylvania 18711
                           Attention: Bruce C. Rosenthal, Esquire
                           Facsimile No.: 570-826-5640
                           Telephone No.: 570-826-5643

                  17. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

                  18. Waiver and Consent. No action taken pursuant to this Agreement, including, without limitation, any investment by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder. Each party hereto, in addition to being entitled to exercise all rights provided herein, in the charter or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each party hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive that defense in any action for specific performance that a remedy at law would be adequate.

                  19. Inspection. Copies of this Agreement will be available for inspection or copying by any party at the offices of the Company through the Secretary of the Company.

                  IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first above written.

                                    MERCER MUTUAL INSURANCE COMPANY

                                    By:/s/ Andrew R. Speaker
                                       _________________________________________
                                       Andrew R. Speaker, President and Chief
                                       Executive Officer

WITNESS:
                                    /s/ H. Thomas Davis
___________________________         ____________________________________________
                                    H. THOMAS DAVIS, individually

                                    FRANKLIN HOLDING COMPANY, INC.

                                    By:/s/ H. Thomas Davis
                                       _________________________________________
                                       H. Thomas Davis, President and Chief
                                       Executive Officer

                                    EXHIBIT 1

                           Calculation of Share Value

Assume the following Company Quarterly Net Income, a valuation of the Company of $5,050,920 (210,000 shares x $24.052) and no further investment by Mercer in the Company.

-----------------------------------------------------------------------------------
                                                                        Company
Quarter Ending    Company Quarterly Net    Company Quarterly ROI      Aggregate ROI
                          Income                   Factor                Factor
-----------------------------------------------------------------------------------
   9/30/01            $   (505,092)              (0.10)                  (0.10)
-----------------------------------------------------------------------------------
   12/31/01           $    252,546                0.05                   (0.05)
-----------------------------------------------------------------------------------
   03/31/02           $    (50,509)              (0.01)                  (0.06)
-----------------------------------------------------------------------------------
   6/30/02            $  1,010,184                0.20                   (0.14)
-----------------------------------------------------------------------------------
   9/30/02            $    505,092                0.10                   (0.24)
-----------------------------------------------------------------------------------

Mercer Aggregate ROE Factor is assumed in the examples below but not illustrated as above

Example 1

Date of Event - December 29, 2001

Company Aggregate ROI Factor = (.10)  $10.00 x (1-.10)      $ 9.00
Mercer Aggregate ROE Factor = 0.15    $10.00 x (1+.15)      $11.50
Minimum Share Value                                         $10.00
Share Value (greatest of)                                   $11.50

Example 2

Date of Event - October 15, 2002

Company Aggregate ROI Factor = 0.24  $10.00 x (1+.24)       $12.40
Mercer Aggregate ROE Factor = 0.15   $10.00 x (1+.15)       $11.50
Minimum Share Value                                         $10.00
Share Value (greatest of)                                   $12.40

                     [LETTERHEAD OF MERCER INSURANCE GROUP]

July 7, 2003

Mr. H. Thomas Davis, Jr.
143 Davis Lane
Lock Haven, PA 17745

Dear Tom:

Reference is made to Section 6 of the Shareholders Agreement of Franklin Holding Company, Inc. ("Franklin") dated June 1, 2001, by and among you, Franklin and Mercer Mutual Insurance Company. The first sentence of the last paragraph of
Section 6 is hereby amended to read as follows:

      The Share Value shall be determined (A) in the case of the Merger, as of the effective date thereof, (B) in the case of the Share Exchange, as of the date of the most recent audited or interim balance sheet of Mercer included in the registration statement filed with and declared effective by the Securities and Exchange Commission in connection with the Conversion, and (C) in the case of a Put or Call, as of the date of the event giving rise to such Put or Call, as applicable.

If the foregoing is acceptable to you, please execute the enclosed copy of this letter in the space provided below.

                                     MERCER MUTUAL INSURANCE COMPANY

                                     By: /s/ Andrew R. Speaker
                                         ---------------------------------------
                                             Andrew R. Speaker, President and
                                             Chief Executive Officer


ACCEPTED AND AGREED

/s/  H. Thomas Davis, Jr.
---------------------------
H. Thomas Davis, Jr.